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                         EXHIBIT 10.12

ROCHESTER TEL LETTERHEAD

December 23, 1993


Mr. F. R. Pestorius
3496P Sandy Beach Drive
Canandaigua, New York 14424

Dear Dutch:

This letter is to confirm our discussion concerning your decision to retire; our agreement with respect to the terms and conditions of your termination of employment; and our desire to have you work for us until no later than July 1, 1994.

In consideration of $250,000 paid to you, payment of which is made pursuant to paragraph 7 and which is hereby acknowledged by you, we agree as follows:

1. Covenant Not to Compete - You agree that for a period beginning with the effective date of this agreement and ending five (5) years after your date of retirement, you shall not, directly or indirectly, in any capacity, engage in or assist another to engage in any work or activity in any way connected with the development, manufacture or sale of any product or service which in any way directly competes with any product or service of Rochester Telephone in its markets or which in any way directly competes with the pursuit of the strategic direction of Rochester Telephone. Rochester Telephone as used in this agreement includes the parent Rochester Telephone and each of its subsidiaries.

2. Vacation - You are entitled to five (5) weeks of vacation as of January 1, 1994 and twenty-five (25) days of banked vacation. The cash equivalent of the unused vacation plus banked vacation will be paid to you in a lump sum with respect to the payroll period immediately following your last day of actual employment. This vacation period will be added to the last day of your actual employment to determine your last day of active employment.

3. Pre-pension Leave and Executive Pre-pension Leave - Your pension date will be the day after the Effective Date of Retirement as hereinafter defined. A pre-pension leave amount equal to four (4) months of your base salary of $179,000 will be paid to you in semi-monthly installments over the four (4) month period following your last day of active employment.

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Immediately following the conclusion of these payments, you will be paid an executive pre-pension leave amount equal to eight (8) months of your base salary in a single lump sum payment. The amounts you actually receive will be net of FICA, federal and state taxes and other normal withholdings, as applicable.

4. Short Term Bonus - A short term bonus for 1993 performance which is expected to be approximately $125,000 will be paid to you during January 1994 after completion of the necessary approval process. The amount of the bonus will be based upon results calculated for corporate vice presidents and modified by the Regional Telephone Business Unit results. You will also be paid a short term pro rata bonus for your months of 1994 performance through July 1, 1994, the amount of which will be determined in the manner consistent with the 1994 method and your current position.

5. Performance Unit Plan - You will be entitled to participate fully in the 1991-1993 Performance Unit Plan. You will be entitled to participate in the 1992-1994 and 1993-1995 Performance Unit Plans based upon the portion of the period covered by each plan that ends with your last day of active employment.

6.  Stock Options - Your stock options granted prior to July 1,
1994 will be treated under the terms and conditions of the Executive Stock Option Plan in effect as of July 1, 1994.

7. Payment Terms - You agree that the payment of the $250,000 is to be paid in six (6) installments as follows:

         July 1, 1994           $ 50,000
         January 1, 1995         100,000
         January 1, 1996          50,000
         January 1, 1997          25,000
         January 1, 1998          15,000
         January 1, 1999          10,000

    In the event of a change in control as defined in the Performance Unit Plan, all remaining payments hereunder shall accelerate and be immediately payable in a lump sum.

8. Other Benefits - You will receive all full benefits for which officers of Rochester Telephone are eligible during vacation and for a period beginning at the Effective Date of Retirement and continuing for six months, unless you accept a position, either as an owner or an employee, with an entity which provides medical and other benefits.

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9.  Other Perquisites - You will receive all the perquisites
(such as cellular service, club dues, automobile) for which officers of Rochester Telephone are eligible during vacation and for a period beginning at the Effective Date of Retirement and continuing for six months, unless you accept a position, either as an owner or an employee, with an entity, and in such case, you will receive the cash equivalent for the remainder of the period.

10. Rights to Benefits Unsecured - Your right and, if applicable, the right of your estate to receive benefits under the provisions of this Agreement shall be an unsecured claim against the general assets of the Company. Any amounts that the Company may set aside for paying benefits under this Agreement are a part of the Company's general assets and, for tax purposes, are reachable by the creditors of the Company.

11. Pension - Your pension payments will be as computed under the Management Pension Plan, the Supplemental Management Pension Plan, and the Supplemental Executive Retirement Plan. Nothing in this letter modifies the terms of those Plans.

12. Assignability - Your right to receive benefits under this Agreement are not transferable or assignable except by will or by the laws of descent and distribution.

13. Governing Law - This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

14. Severability - The provision of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions shall not affect the validity and enforceability of the other provisions.

15. Non-Disclosure - Neither you nor the Company shall divulge the contents of this Agreement to any person other than your own legal and financial advisors without the express written consent of the other, except pursuant to a valid court order.

16. Effective Date of Retirement. Effective Date of Retirement as used elsewhere in this letter is defined to mean a mutually agreed upon date in 1994 when an adequate replacement person has been retained by the Company, but in no case later than July 1, 1994 plus the allowed vacation and pre-pension leave.

17. Release - In consideration for the payments provided above, except as provided in this Agreement, the Employee releases and

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discharges the Employer, its officers, agents, employees,
subsidiaries, and successors, from all claims of any kind, which the Employee, or his agents, executors, heirs, or assigns ever had or now have, whether known or unknown, up to and including his termination of employment with the Employer.
This release includes, but is not limited to, the following: any action or cause of action asserted or which could have been asserted under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, the New York Human Rights Law, the Employee Retirement Income Security Act or the Americans with Disabilities Act; claims for wrongful discharge, unjust dismissal, or constructive discharge; claims for breach of any alleged oral, written or implied contract of employment; claims for salary or severance payments; claims for benefits; claims for attorneys fees; and any other claims under any federal, state or local statute, law, rule or regulation; provided that in any event all such actions or claims relate to employment or benefits matters.

    IN EXECUTING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN AT LEAST 21 DAYS IN WHICH TO CONSIDER SIGNING THIS AGREEMENT AND THE RELEASE CONTAINED IN THIS PARAGRAPH 15. YOU ACKNOWLEDGE THAT YOU HAVE CONSULTED WITH AN ATTORNEY OF YOUR CHOICE CONCERNING THIS AGREEMENT AND RELEASE. YOU HAVE CAREFULLY READ AND FULLY UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND RELEASE, AND ARE ENTERING INTO THIS AGREEMENT AND RELEASE VOLUNTARILY. YOU ACKNOWLEDGE THAT THE CONSIDERATION YOU ARE RECEIVING IN EXCHANGE FOR EXECUTING THIS AGREEMENT AND RELEASE IS GREATER THAN THAT WHICH YOU WOULD BE ENTITLED TO IN THE ABSENCE OF THIS AGREEMENT AND RELEASE. YOU HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. YOU ACKNOWLEDGE THAT THIS DOCUMENT SETS FORTH THE ENTIRE AGREEMENT BETWEEN YOU AND THE EMPLOYER AND THAT IT MAY NOT BE CHANGED ORALLY. YOU UNDERSTAND THAT YOU HAVE THE RIGHT TO REVOKE THIS AGREEMENT WITHIN 7 DAYS OF SIGNING IT, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS 7 DAY PERIOD HAS EXPIRED. YOU AGREE THAT IF YOU EXERCISE YOUR RIGHT TO REVOKE THIS AGREEMENT WITHIN 7 DAYS, YOU WILL RETURN THE CONSIDERATION RECITED HEREIN TO THE EMPLOYER.

If you agree with the terms of this Agreement, please signify your consent by signing this letter in the place provided below and returning it to me in the post paid envelope I have provided. In consideration of your signing this Agreement, you

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will receive a payment in the amount of $50,000 on July 1,
1994, in accordance with the schedule in paragraph 7.

Very truly yours,


/s/ R. L. Bittner

Ronald L. Bittner
Chairman, President & CEO

I have reviewed this Agreement and agree with its terms and conditions.


The effective date of this agreement is 12-28-93.

                                /s/ F. R. Pestorius
Date: December 21, 1993        ---------------------------------
                                    F. R. Pestorius

52ED